SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 28, 2003

Ciphergen Biosystems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle Fremont, CA 94555
(Address of principal executive offices)

(510) 505-2100
(Registrant’s telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 28, 2003, Ciphergen Biosystems, Inc. (“Ciphergen” or the “Company”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) settling all claims of the parties in the lawsuit entitled Ciphergen Biosystems, Inc. et al. v. Molecular Analytical Systems, Inc., et al. Civil Case No. 791094, and an arbitration proceeding entitled Ciphergen Biosystems, Inc. et al. v. T. William Hutchens, 74 181 01162 01 TNM.  As part of the settlement:

(a)	Ciphergen will pay LumiCyte $3,000,000;

(b)	Ciphergen will issue to LumiCyte at least 1,250,000 shares of Ciphergen Common Stock pursuant to the Share Purchase Agreement dated May 28, 2003 (the “Share Purchase Agreement”);

(c)	The parties to the settlement have entered into an Assignment Agreement dated May 28, 2003 (the “Assignment Agreement”);

(d)	Ciphergen and MAS have entered into an Exclusive License Agreement dated May 28, 2003 (the “Exclusive License Agreement”);

(e)

Ciphergen, IllumeSys, and CTI, on the one hand, and MAS, LumiCyte, and Hutchens, on the other, mutually release each other from any and all claims, demands, causes of action, obligations, liabilities, and damages, that any of them ever had or claims to have had, up to the date of the Settlement Agreement.

The 1,250,000 shares of the Company’s Common Stock are being issued pursuant to the terms of the Share Purchase Agreement to LumiCyte pursuant to an exemption from registration under the Securities Act of 1933.  Under the Share Purchase Agreement, Ciphergen will use commercially reasonably efforts to register such shares with the SEC for resale by LumiCyte.  In addition, if the Average Market Price (as defined below) is less than $4.50 per share, the Company shall compensate LumiCyte either (i) in cash, (ii) additional shares, or (iii) a combination thereof, at the Company’s sole election.  To the extent that the Company elects to compensate the Purchaser in additional shares, the number of additional shares to be issued to the Purchaser shall be determined based upon the following formula: (x) $4.50 per share minus the Average Market Price, multiplied by (y) 1,250,000 shares, divided by (z) the Average Market Price.  “Average Market Price” means the average of the closing prices of one share of the Company’s Common Stock, as quoted on the Nasdaq Stock Market’s National Market System, for the ten (10) consecutive trading days ending on and including the trading day that is two trading days prior to the date on which the registration statement covering such shares is declared effective by the SEC.

Pursuant to the Assignment Agreement and Exclusive License Agreement, MAS, LumiCyte and Hutchens transferred to Company and its affiliates through assignment, license and otherwise all of their respective rights in those certain patent rights exclusively licensed by MAS from the Baylor College of Medicine (the “Baylor Patent Rights”) and certain related technologies and intellectual property rights on a worldwide basis for all applications and purposes whatsoever.

Under the Assignment Agreement:

(a)

LumiCyte assigned to Company all of its rights under certain agreements (the “LumiCyte Agreements”) between MAS and LumiCyte pursuant to which MAS granted certain rights to LumiCyte under the Baylor Patent Rights and certain other technologies owned or controlled by MAS;

(b)

MAS and CTI executed certain amendments to their agreement (the “CTI Agreement”) pursuant to which CTI received certain rights under the Baylor Patent Rights and certain other technologies owned or controlled by MAS.  Likewise, MAS and IllumeSys executed certain amendments to their agreement (the “IllumeSys Agreement”) pursuant to which IllumeSys received certain rights under the Baylor Patent Rights and certain other technologies owned or controlled by MAS; and

(c)	Each of MAS, LumiCyte and Hutchens assigned to Company all of their respective rights in certain technology (including all intellectual property rights) related to the Baylor Patent Rights.

Under the Exclusive License Agreement, MAS exclusively and irrevocably granted to Company worldwide rights under all of MAS’ interest in the Baylor Patent Rights and certain other technologies owned or controlled by MAS (subject solely to the rights previously granted under the LumiCyte Agreements, which were assigned to Company, and to the Company’s affiliates under the CTI Agreement and IllumeSys Agreement). In consideration of such grants, Company agreed to pay to MAS royalties based on revenues of Company and its affiliates derived from the Baylor Patent Rights and such other technologies during the period expiring on the tenth anniversary of the Exclusive License Agreement; provided that such royalties will not exceed $1,000,000 during calendar year 2003 nor $10,000,000 in the aggregate.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits.

Exhibit 2.1	Share Purchase Agreement between Ciphergen Biosystems, Inc. and LumiCyte, Inc. dated May 28, 2003.

Exhibit 99.1	Ciphergen Biosystems, Inc. Press Release issued May 29, 2003.

Exhibit 99.2

Settlement Agreement and Mutual General Release by and among the Company, IllumeSys Pacific, Inc., Ciphergen Technologies, Inc., Molecular Analytical Systems, Inc., LumiCyte, Inc., and T. William Hutchens dated May 28, 2003. *

Exhibit 99.3	Assignment Agreement by and among the Company, IllumeSys Pacific, Inc., Ciphergen Technologies, Inc., Molecular Analytical Systems, Inc., LumiCyte, Inc., and T. William Hutchens dated May 28, 2003. *

Exhibit 99.4	License Agreement between Ciphergen Biosystems, Inc. and Molecular Analytical Systems, Inc. dated May 28, 2003.

*  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciphergen Biosystems, Inc.
(Registrant)

Date: June 11, 2003

	By:	/s/ MATTHEW J. HOGAN
Matthew J. Hogan
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

Exhibit 2.1	Share Purchase Agreement between Ciphergen Biosystems, Inc. and LumiCyte, Inc. dated May 28, 2003.

Exhibit 99.1	Ciphergen Biosystems, Inc. Press Release issued May 29, 2003.

Exhibit 99.2

Settlement Agreement and Mutual General Release by and among the Company, IllumeSys Pacific, Inc., Ciphergen Technologies, Inc., Molecular Analytical Systems, Inc., LumiCyte, Inc., and T. William Hutchens dated May 28, 2003. *

Exhibit 99.3	Assignment Agreement by and among the Company, IllumeSys Pacific, Inc., Ciphergen Technologies, Inc., Molecular Analytical Systems, Inc., LumiCyte, Inc., and T. William Hutchens dated May 28, 2003. *

Exhibit 99.4	License Agreement between Ciphergen Biosystems, Inc. and Molecular Analytical Systems, Inc. dated May 28, 2003.

*  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.